EXHIBIT 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each Director of AMREP Corporation, an Oklahoma corporation. (the “Company”), whose signature appears below and each other person whose signature appears below hereby severally constitutes and appoints James Wall, Peter M. Pizza and Irving Needleman, and each of them acting singly, with full powers of substitution and resubstitution, his true and lawful attorney-in-fact and agent, with full power to them and each of them to sign for him, in his name and in any and all capacities indicated below, a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of (i) the proposed offer and sale by the Company of such indeterminate number and indeterminate amounts of its securities as shall have an aggregate public offering price not to exceed $150,000,000, which securities may include such indeterminate number of shares of Common Stock, par value $.10 per share (“Common Stock”), debt securities, warrants or units of the Company as may from time to time be issued at indeterminate prices and such indeterminate number of additional shares as may be issuable with respect to such securities resulting from stock splits, stock dividends and similar transactions, and (ii) the proposed offer and sale by The Karabots Foundation of up to 450,000 shares of Common Stock, and to file or cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.
Dated: as of March 20, 2007

/s/ Edward B. Cloues, II	/s/ Lonnie A. Coombs

Edward B. Cloues, II, Director	Lonnie A. Coombs, Director

/s/ Albert V. Russo	/s/ Nicholas G. Karabots

Albert V. Russo, Director	Nicholas G. Karabots, Director

/s/ Jonathan B. Weller	/s/ Samuel N. Seidman

Jonathan B. Weller, Director	Samuel N. Seidman, Director

/s/ James Wall	/s/ Peter M. Pizza

James Wall, Director and Senior Vice President of the Company	Peter M. Pizza, Vice President and Chief Financial Officer of the Company (Principal Financial Officer and Principal Accounting Officer)

/s/ Michael P. Duloc
Michael P. Duloc, President of Kable Media Services, Inc.